Exhibit 10.1

AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of March __ 2014, among GoGreen Power Inc., a Delaware corporation (“GoGreen”), the parties identified herein as creditors and/or stockholders of GoGreen (collectively, the “Stake Holders”) and Earth Brand Holdings, Inc. a Nevada corporation (the “Company”).

RECITALS

WHEREAS, since February 2012, GoGreen has received services and/or capital from the Stake Holders;

WHEREAS, although GoGreen did not issue stock certificates to the Stake Holders representing the valid and sufficient consideration to be received by the respective Stake Holders for their services and/or funds invested in GoGreen, each of the Stake Holders is currently a stockholder in GoGreen;

WHEREAS, GoGreen is in the process of becoming a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the terms and conditions of this Agreement, the Stake Holders are willing to exchange the equity that they own in GoGreen (hereinafter referred to as the “Shares”) for shares of common stock of the Company so that the Stake Holders will own shares in the Company and GoGreen will become a wholly-owned subsidiary of the Company.

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Services and Funds Provided. The Stake Holders have contributed the following to GoGreen:

Stake Holder	Consideration	Exhibit

Alpha Capital Anstalt	$ and services	A
Osher Capital Partners LLC	$ and services	B
Whalehaven Capital Funds, Ltd.	$ and services	C
Elliot Buzil	Services
Lorne	Services
Mike	Services
Jim Murray	$150,000 and services	D

2. Exchange of Shares.

(a) Upon the terms and subject to the conditions set forth herein, and on the basis of the representations and warranties contained herein, simultaneous with the execution and delivery of this Agreement, each Stake Holder shall sell, convey, transfer, assign and deliver to the Company, and the Company shall purchase, acquire and accept from each Stake Holder, all of the Stake Holders’ right, title and interest in and to the Shares, free and clear of any Encumbrances. “Encumbrances” shall mean security interests, liens, claims, charges, title defects, deficiencies or exceptions (including, with respect to real property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

Attached as Schedule 1 is a table showing each Stake Holder and the number of Shares being exchanged for shares of common stock of the Company.

(b) Simultaneous with the execution and delivery of this Agreement, each Stake Holder shall be issued the number of shares of common stock of the Company (the “Company Shares”) as indicated on Schedule 1 in consideration for their Shares.

(c) Upon execution and delivery of this Agreement, GoGreen shall be owned by the Company and the only interest the Stake Holders shall have in GoGreen or its business or assets shall be its interest in the Company.

3. Representations of the Company.

The Company hereby represents and warrants to the Stake Holders the following:

(a) The Company is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable the Company to enter into, and to perform its obligations under, this Agreement.

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(c) This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The individual executing this Agreement on behalf of the Company has been duly authorized by all necessary and appropriate action on behalf of the Company.

(d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any provision of the Certificate of Incorporation or By-laws of the Company, as currently in effect, (b) any instrument, contract or agreement to which the Company is a party or by which it is bound, or (c) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Company or its assets or properties.

(e) Upon issuance of the Company Shares in accordance with the terms and provisions of this Agreement, said shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Encumbrances, other than applicable federal and state securities laws. Each Stake Holder shall be the lawful record and beneficial owner of the number of shares of Company as indicated in Schedule 1.

4. Representations of the Stake Holders.

Each Stake Holder, jointly but not severally, hereby represents and warrants to the Company the following:

(a) If the Stake Holder is not an individual, the Stake Holder is an entity duly established, organized, validly existing and in good standing under the laws of the state of its respective jurisdiction, with the power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Stake Holder has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is necessary or required to be made or obtained to enable the Stake Holder to enter into, and to perform its obligations under, this Agreement.

(c) This Agreement has been duly executed and delivered by the Stake Holder and assuming the due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Stake Holder, enforceable against it in accordance with its terms. The individual executing this Agreement on behalf of the Stake Holder has been duly authorized by all necessary and appropriate action on behalf of the Stake Holder.

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(d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the organizational documents of the Stake Holder, as currently in effect, (ii) any instrument, contract or agreement to which the Stake Holder is a party or by which it is bound, or (iii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Stake Holder or its assets or properties. The Stake Holder is not party to or threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Shares.

(e) The Stake Holder agrees and acknowledges that it was never issued a stock certificate representing an equity interest in GoGreen. The Stake Holder is the sole record and beneficial owner of its respective equity interest in GoGreen which it is hereby returning to the Company and has good and marketable title to said interest, free and clear of any Encumbrances, other than as expressly created by applicable federal and state securities laws.

(f) The Stake Holder is acquiring the shares of Company Shares for its own account, for investment purposes only and not with a view to the resale or distribution of any part thereof. Other than this Agreement, there are no stockholders’ agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares or the Company Shares to be received by the Stake Holder.

(g) The Stake Holder is an accredited investor, as such term is defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”). The Stake Holder further represents and warrants that it is acquiring the shares of Company Shares for its own account for investment purposes only and not with a view to the distribution or resale thereof. The Stake Holder will not distribute, pledge, offer, resell or otherwise transfer or dispose of the Company Shares or any interest therein unless registered pursuant to the Act and any applicable state securities laws, or unless an exemption from registration is available thereunder.

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(h) The Stake Holder or its adviser(s) has/have received access to all material and relevant information necessary to enable the Stake Holder to make any informed investment decision. The Stake Holder has had the opportunity to ask questions of and receive answers from the Company and its representatives concerning the Company, its business, both current and proposed, and the terms and conditions of this transaction, and to obtain from the Company any additional information or requested by the Stake Holder. The Stake Holder has adequate means of providing for the Stake Holder's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the shares of the Company for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment.

(i) The Stake Holder has such knowledge and experience in financial, tax and business matters so as to enable the Stake Holder to utilize the information made available to the Stake Holder in connection with the exchange of their Shares for the shares of Company Shares, to evaluate the merits and risks of an investment in the Company Shares, and to make an informed investment decision with respect thereto. The Stake Holder is not relying on the Company or its representatives with respect to the tax and other economic considerations of an exchange of its Shares for the Company Shares.

(j) The Stake Holder understands that the shares of the Company have not been registered under the Act or any applicable securities law of any state or other jurisdiction and can not be transferred, pledged, hypothecated or otherwise disposed of other than pursuant to an effective registration statement thereunder. Any transfer, pledge or other proposed disposition of the shares received by the Stake Holder shall be made in full compliance with applicable federal and state securities laws. All certificates representing the shares shall bear a legend to such effect.

(k) The Stake Holder agrees and acknowledges that it is voluntarily relinquishing preferential rights inherent with its Shares. Further, the Stake Holder recognizes that its investment in the Company is subject to immediate dilution upon subsequent investments in the Company, including without limitation the issuances of common stock as well as preferred stock which is currently being contemplated.

(l) The Stake Holder is aware that there is no market for the Common Stock, that it is unlikely that any such market will ever develop, and that it may not be possible to liquidate the Stake Holder's investment, and, in any event, that there are substantial restrictions on the transferability of the Shares under applicable federal and state securities law and the provisions of this Agreement.

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5. Confidentiality.

(a) Each Stake Holder hereby severally covenants and agrees that such Stake Holder shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any third party (other than in furtherance of the business purposes of the Company or as may be required by law) all proprietary or confidential information relating to the Company's business, including, without limitation, product information, financial information, product availability, development plans, distribution methods and channels, pricing information, business methods, management information systems and software, customer lists, supplier lists, leads, solicitations and contacts, know-how, show-how, inventions, improvements, specifications, trade secrets, agreements, research and development, business plans and marketing plans of the Company, whether or not any of the foregoing are copyrightable or patentable.

(b) Each Stake Holder hereby severally covenants and agrees that such Stake Holder shall, for so long as it is a stockholder of the Company, communicate and make known to the Company all knowledge and information possessed by such Stake Holder relating to any methods, developments, know-how, inventions, techniques or improvements which concern in any way the business of the Company (or the industry in which it is part); provided, however, that nothing herein shall be construed as requiring any communication where the information is lawfully protected from disclosure as the proprietary right of a third party or by any other legal bar to such communication. Any developments relating to the Company’s business, in which any party hereto has participated, shall be considered works-for-hire for the Company, which shall have the exclusive rights thereto; and each party hereto shall sign and deliver to the Company, and shall cause any instruments necessary to effect the assignment of such rights to the Company.

(c) If a Stake Holder breaches, or threatens to commit a breach of, any of the provisions of this Agreement, then the Company and the other Stake Holders shall have the right and remedy to have the covenants contained herein specifically enforced, without the need of posting a bond, by any court having equity jurisdiction; it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its stockholders and that money damages will not provide an adequate remedy to the Company and its stockholders. These rights and remedies shall be in addition to and not in lieu of, any other rights and remedies that are available at law or in equity.

6. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflict of law rules applied in such State.

(b) If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

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(c) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d) This Agreement may not be amended or modified except by the express written consent of the Company and a majority of the Stake Holders. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f) The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g) The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(h) This Agreement may be executed in counterparts and by facsimile or other electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally omitted; Signature pages to follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

EARTH BRAND HOLDINGS, INC.

By:
Name:
Title:

STAKE HOLDERS:

Alpha Capital Anstalt

By:
Name:
Title:

Whalehaven Capital Funds, Ltd.

By:
Name:
Title:

Osher Capital Partners LLC

By:
Name:
Title:

/s/ Elliot Buzil
Elliot Buzil

/s/ Lorne
Lorne

/s/ Mike
Mike

/s/ Jim Murray
Jim Murray

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Schedule 1

Stake Holder	Number of Shares of GoGreen Being Cancelled	Number of Shares of Common Stock of the Company Being Issued

Alpha Capital Anstalt	140	1,400,000
Osher Capital Partners LLC	100	1,000,000
Whalehaven Capital Funds, Ltd.	235	2,350,000
Elliot Buzil	125	1,250,000
Lorne	125	1,250,000
Mike	125	1,250,000
Jim Murray	350	3,500,000

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